Landmark Infrastructure Partners LP Reports Fourth Quarter and Full Year 2014 Financial Results; Provides Guidance

El Segundo, California (February 26, 2015) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (NASDAQ: LMRK) today announced fourth quarter and full year 2014 financial results.

Fourth Quarter and Full Year 2014 Results

For the period beginning with our initial public offering (IPO), which closed on November 19, 2014, through December 31, 2014,  our net loss was $2.7 million, or $0.34 per common unit.  During this same period, the Partnership generated earnings before interest, income taxes, depreciation and amortization (EBITDA) of ($1.9) million, Adjusted EBITDA of $1.5 million and distributable cash flow of $1.2 million.  Net loss and EBITDA included the write-off of our predecessor’s unamortized balance of deferred loan costs in connection with the IPO of $2.9 million, or $0.37 per common unit.

For the year ended December 31, 2014, the Partnership generated net income of $0.5 million, EBITDA of $9.0 million,  Adjusted EBITDA of $12.4 million and distributable cash flow of $8.2 million.

Initial Public Offering

On November 14, 2014, the Partnership’s common units began trading on the NASDAQ under the ticker symbol “LMRK.”  On November 19, 2014, the Partnership completed the offering of 2,650,000 common units, and on December 18, 2014, the Partnership sold 100,000 common units pursuant to a partial exercise of the underwriters’ option to purchase additional units.

Cash Distributions

As previously announced, on January 26, 2015, the Board of Directors of the Partnership's general partner declared a prorated quarterly cash distribution of $0.1344 per unit, which corresponds to a minimum quarterly distribution of $0.2875 per unit, or $1.15 per unit on an annualized basis.  This distribution was prorated for the period following the closing of the IPO and was paid on February 13, 2015.

Capital and Liquidity

As of December 31, 2014, the Partnership had $74.0 million of outstanding borrowings under its revolving credit facility and approximately $116.0 million of undrawn borrowing capacity, subject to compliance with certain covenants.  During the fourth quarter, the Partnership swapped the floating one-month LIBOR rate on $70.0 million of its outstanding borrowings to a fixed rate of 1.52% for a four-year period beginning December 24, 2014.  On February 5, 2015, the Partnership swapped the floating rate on an additional $25.0 million of borrowings at a fixed rate of 1.29% for a four-year period beginning April 13, 2015.

Guidance

The Partnership’s sponsor, Landmark Dividend, has expressed its intent to offer us the right to purchase assets with annual rents ranging from $15.0 to $18.0 million over the next 12 months.  These drop-downs, combined with organic portfolio growth expected from contractual rent escalators, leasing activity and revenue sharing arrangements, are expected to drive distribution growth of 10% to 15% over the minimum quarterly distribution ("MQD") of $0.2875 per unit ($1.15 per unit on an annualized basis) by the end of 2015.

Conference Call Information

The Partnership will hold a conference call on Thursday,  February 26, 2015, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter 2014 financial and operating results.  The call can be accessed via a live webcast at http://investor.landmarkmlp.com,  or by dialing 877-930-8063 inside the U.S. and Canada.  Investors outside the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 81941697.

A webcast replay will be available approximately two hours after the completion of the conference call through April 30, 2015 at http://investor.landmarkmlp.com.   The replay is also available through March 8, 2015 by dialing 855-859-2056 or 404-537-3406 and entering the access code 81941697.

About Landmark Infrastructure Partners

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership’s real property interests consist of a diversified portfolio of real estate interests located in 42 states and the District of Columbia, entitling the Partnership to rental payments from leases on approximately 700 tenant sites.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition‑related costs, unrealized and realized gain or loss on derivatives, loss on extinguishment of debt, unit-based compensation, straight line rental adjustments, amortization of above‑ and below‑market lease intangibles, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances.  EBITDA and Adjusted EBITDA should not be considered an alternative to net income (determined in accordance with GAAP) as an indication of our performance, and we believe that to understand our performance further, EBITDA and Adjusted EBITDA should be compared with our reported net income in accordance with GAAP, as presented in our combined financial statements.

Adjusted EBITDA and distributable cash flow are non GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA and Adjusted EBITDA provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities.  EBITDA and Adjusted EBITDA should not be considered as an alternative to GAAP net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.    For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with

GAAP, please see the  “Reconciliation of EBITDA, Adjusted EBITDA and  Distributable Cash Flow” table below.

Safe Harbor

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "could," "may," "should," "would," "will" or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership's control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the discussion of potential acquisitions from our sponsor and our expected distribution growth.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership's filings with the U.S. Securities and Exchange Commission, including the Form S-11 and prospectus relating to the initial public offering of the Partnership's common units and the Partnership's annual report on Form 10-K for the year ended December 31, 2014.  These risks could cause the Partnership's actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Investor Relations, (310) 598-3173
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Income

(Unaudited)

	Three Months Ended
	December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenue
Rental revenue	$3,443,618	$3,362,089	$13,489,430	$11,870,153
Interest income on receivables	186,036	174,685	709,030	742,185
Total revenue	3,629,654	3,536,774	14,198,460	12,612,338
Expenses
Management fees to affiliate	56,452	100,311	362,495	370,625
Property operating	3,582	—	24,720	6,454
General and administrative	237,119	184,998	816,798	722,028
Acquisition-related	8,108	—	37,883	318,600
Amortization	893,471	859,405	3,497,552	3,227,303
Impairments	250,384	691,721	258,834	1,005,478
Total expenses	1,449,116	1,836,435	4,998,282	5,650,488
Other income and expenses
Interest expense	(1,483,248)	(1,062,357)	(4,984,054)	(3,840,359)
Loss on early extinguishment of debt	(2,905,259)	—	(2,905,259)	—
Realized loss on derivatives	(213,181)	—	(213,181)	—
Unrealized gain (loss) on derivatives	(563,770)	283,930	(552,268)	1,279,176
Total other income and expenses	(5,165,458)	(778,427)	(8,654,762)	(2,561,183)
Net income (loss)	$(2,984,920)	$921,912	$545,416	$4,400,667
Less: Net income (loss) attributable to Predecessor	(286,572)		3,243,764
Limited partners’ interest in net loss	$(2,698,348)		$(2,698,348)
Net loss per limited partner unit (basic and diluted):
Common units	$(0.34)		$(0.34)
Subordinated units	$(0.34)		$(0.34)
Other Data:
Total leased tenant sites (end of period)	695	672	695	672
Total available tenant sites (end of period)	701	675	701	675

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	December 31,
	2014	2013
Assets
Land	$1,895,117	$1,895,117
Real property interests	173,009,873	167,797,881
Total land and real property interests	174,904,990	169,692,998
Accumulated amortization of real property interest	(5,831,342)	(2,844,900)
Land and net real property interests	169,073,648	166,848,098
Investments in receivables, net	8,665,274	9,085,281
Cash and cash equivalents	311,108	1,037,327
Rent receivables, net	80,711	112,115
Due from Landmark and affiliates	659,722	648,701
Deferred loan cost, net	2,838,879	3,240,779
Deferred rent receivable	279,324	173,812
Derivative assets	—	455,561
Other intangible assets, net	3,783,653	4,336,699
Other assets	399,222	—
Total assets	$186,091,541	$185,938,373
Liabilities and equity
Revolving credit facility	$74,000,000	$—
Secured debt facilities	—	89,336,688
Accounts payable and accrued liabilities	141,508	945,664
Due to Landmark and affiliates	—	583,689
Other intangible liabilities, net	5,685,590	6,192,391
Prepaid rent	1,532,372	1,346,060
Derivative liabilities	289,808	193,101
Total liabilities	81,649,278	98,597,593
Commitments and contingencies
Equity	104,442,263	87,340,780
Total liabilities and equity	$186,091,541	$185,938,373

Landmark Infrastructure Partners LP

Real Property  Interest Table

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)(4)	Site(5)(6)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	356	480	75.0	(7)	474	19.1			$2,338,636	68%
Outdoor Advertising	84	111	86.9	(7)	111	14.0			429,024	12%
Renewable Power Generation	1	2	29.5		2	23.1			8,944	—%
Subtotal	441	593	77.1	(7)	587	18.1			$2,776,604	80%
Tenant Lease Assignment only(8)
Wireless Communication	64	95	54.8		95	18.2			$579,710	17%
Outdoor Advertising	7	7	81.9		7	17.1			37,367	1%
Subtotal	71	102	56.6		102	18.1			$617,077	18%
Tenant Lease on Fee Simple
Wireless Communication	2	5	99.0	(7)	5	11.5			$21,817	1%
Outdoor Advertising	1	1	99.0	(7)	1	18.5			28,120	1%
Subtotal	3	6	99.0	(7)	6	12.7			$49,937	2%
Total	515	701	74.3	(9)	695	18.1			$3,443,618	100%
Aggregate Portfolio
Wireless Communication	422	580	71.9		574	18.9	99%	$1,642	$2,940,163	86%
Outdoor Advertising	92	119	86.7		119	14.2	100%	1,348	494,511	14%
Renewable Power Generation	1	2	29.5		2	23.1	100%	1,491	8,944	—%
Total	515	701	74.3	(9)	695	18.1	99%	$1,592	$3,443,618	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of December 31, 2014 were 2.6, 7.2, 23.1 and 3.5 years, respectively.

(3)	Represents number of leased tenant sites divided by number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2014. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 57 years.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended
	December 31,		Year ended December 31,
	2014	2013	2014	2013
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (loss)
Net income (loss)	$(2,984,920)	$921,912	$545,416	$4,400,667
Interest expense	1,483,248	1,062,357	4,984,054	3,840,359
Amortization expense	893,471	859,405	3,497,552	3,227,303
EBITDA	$(608,201)	$2,843,674	$9,027,022	$11,468,329
Impairments	250,384	691,721	258,834	1,005,478
Acquisition-related	8,108	—	37,883	318,600
Unrealized (gain) loss on derivatives	563,770	(283,930)	552,268	(1,279,176)
Realized loss on derivatives	213,181	—	213,181	—
Loss on early extinguishment of debt	2,905,259	—	2,905,259	—
Straight line rent adjustments	(18,336)	(28,689)	(105,512)	(152,051)
Amortization of above- and below-market rents, net	(143,898)	(122,732)	(551,182)	(430,909)
Unit-based compensation	17,500	—	17,500	—
Deemed capital contribution due to cap on general and administrative expense reimbursement(1)	12,349	—	12,349	—
Adjusted EBITDA	$3,200,116	$3,100,044	$12,367,602	$10,930,271
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$3,323,246	$2,003,124	$8,802,966	$8,271,287
Unit-based compensation	(17,500)	—	(17,500)	—
Unrealized (gain) loss on derivatives	(563,770)	283,930	(552,268)	1,279,176
Loss on early extinguishment of debt	(2,905,259)	—	(2,905,259)	—
Amortization expense	(893,471)	(859,405)	(3,497,552)	(3,227,303)
Amortization of above- and below-market rents, net	143,898	122,732	551,182	430,909
Amortization of deferred loan costs	(201,063)	(259,598)	(864,318)	(751,352)
Receivables interest accretion	2,543	(55)	51,899	68,977
Impairments	(250,384)	(691,721)	(258,834)	(1,005,478)
Allowance for doubtful accounts and loan losses	—	(25,334)	(4,465)	(25,334)
Working capital changes	(1,623,160)	348,239	(760,435)	(640,215)
Net income (loss)	$(2,984,920)	$921,912	$545,416	$4,400,667
Interest expense	1,483,248	1,062,357	4,984,054	3,840,359
Amortization expense	893,471	859,405	3,497,552	3,227,303
EBITDA	$(608,201)	$2,843,674	$9,027,022	$11,468,329
Less:
Unrealized gain on derivatives	—	(283,930)	—	(1,279,176)
Straight line rent adjustments	(18,336)	(28,689)	(105,512)	(152,051)
Amortization of above- and below-market rents, net	(143,898)	(122,732)	(551,182)	(430,909)
Add:
Impairments	250,384	691,721	258,834	1,005,478
Acquisition-related	8,108	—	37,883	318,600
Unrealized loss on derivatives	563,770	—	552,268	—
Realized loss on derivatives	213,181	—	213,181	—
Loss on early extinguishment of debt	2,905,259	—	2,905,259	—
Unit-based compensation	17,500	—	17,500	—
Deemed capital contribution due to cap on general and administrative expense reimbursement(1)	12,349	—	12,349	—
Adjusted EBITDA	$3,200,116	$3,100,044	$12,367,602	$10,930,271
Less:
Expansion capital expenditures(2)	(1,869,243)	—	(5,384,510)	(30,306,259)
Cash interest expense	(1,282,185)	(802,759)	(4,119,736)	(3,089,007)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	1,869,243	—	5,384,510	30,306,259
Distributable cash flow	$1,917,931	$2,297,285	$8,247,866	$7,841,264

(1)

Under the omnibus agreement that we entered into at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of the IPO.  The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)

Our predecessor has historically incurred expansion capital expenditures through the acquisition of real property interests, acquiring 26 and 171 tenant sites for the years ended December 31, 2014 and 2013, respectively. Acquisitions by our predecessor represented only a portion of Landmarks’ total acquisitions for these periods.

(3)

We have historically had no maintenance capital expenditures because our tenant lease arrangements are effectively triple net, which generally means our tenants or the underlying property owners are contractually responsible for property‑level operating expenses, including maintenance capital expenditures, taxes and insurance. We anticipate that effectively triple net lease arrangements will continue to represent substantially all of our tenant leases and, correspondingly, that we will continue to have no maintenance capital expenditures.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Period	For the Period
	From	From
	November 19, 2014 to	January 1, 2014 to	For the Year Ended
	December 31, 2014	November 18, 2014	December 31,
Reconciliation of Predecessor and Partnership:	Successor	Predecessor	Partnership
Revenue:
Rental revenue	$1,604,935	$11,884,495	$13,489,430
Interest income	75,836	633,194	709,030
Total revenue	1,680,771	12,517,689	14,198,460
Expenses:
Management fees to affiliate	—	362,495	362,495
Property operating	500	24,220	24,720
General and administrative	157,606	659,192	816,798
Acquisition-related	—	37,883	37,883
Amortization	414,873	3,082,679	3,497,552
Impairments	250,384	8,450	258,834
Total expenses	823,363	4,174,919	4,998,282
Other income and expenses
Interest expense	(360,689)	(4,623,365)	(4,984,054)
Loss on early extinguishment of debt	(2,905,259)	—	(2,905,259)
Realized loss on derivatives	—	(213,181)	(213,181)
Unrealized loss on derivatives	(289,808)	(262,460)	(552,268)
Total other income and expenses	(3,555,756)	(5,099,006)	(8,654,762)
Net income (loss)	$(2,698,348)	$3,243,764	$545,416
Add:
Interest expense	360,689	4,623,365	4,984,054
Amortization expense	414,873	3,082,679	3,497,552
EBITDA	$(1,922,786)	$10,949,808	$9,027,022
Less:
Straight line rent adjustments	(11,914)	(93,598)	(105,512)
Amortization of above- and below-market rents	(66,202)	(484,980)	(551,182)
Add:
Impairments	250,384	8,450	258,834
Acquisition-related expenses	—	37,883	37,883
Loss on early extinguishment of debt	2,905,259	—	2,905,259
Unrealized loss on derivatives	289,808	262,460	552,268
Realized loss on derivatives	—	213,181	213,181
Unit-based compensation	17,500	—	17,500
Deemed capital contribution due to cap on general and administrative expense reimbursement(1)	12,349	—	12,349
Adjusted EBITDA	$1,474,398	$10,893,204	$12,367,602
Less:
Expansion capital expenditures(2)	—	(5,384,510)	(5,384,510)
Cash interest expense	(292,186)	(3,827,550)	(4,119,736)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	—	5,384,510	5,384,510
Distributable cash flow	$1,182,212	$7,065,654	$8,247,866

Annualized minimum quarterly distribution per unit	$1.15	n/a	$1.15
Distributions to common unitholders	632,174	n/a	632,174
Distributions to Landmark Dividend – subordinated units	421,359	n/a	421,359
Total distributions to our unitholders	$1,053,533	n/a	$1,053,533
Excess of distributable cash flow over aggregate annualized minimum quarterly distribution	$128,679	n/a	$ n/a

(1)

Under the omnibus agreement that we entered into at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of the IPO.  The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)

Our predecessor has historically incurred expansion capital expenditures through the acquisition of real property interests, acquiring 26 and 171 tenant sites for the years ended December 31, 2014 and 2013, respectively. Acquisitions by our predecessor represented only a portion of Landmarks’ total acquisitions for these periods.

(3)

We have historically had no maintenance capital expenditures because our tenant lease arrangements are effectively triple net, which generally means our tenants or the underlying property owners are contractually responsible for property‑level operating expenses, including maintenance capital expenditures, taxes and insurance. We anticipate that effectively triple net lease arrangements will continue to represent substantially all of our tenant leases and, correspondingly, that we will continue to have no maintenance capital expenditures.